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                                           EXHIBIT 11
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                                                                      EXHIBIT 11





                  MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                   COMPUTATION OF PER COMMON SHARE EARNINGS

                   (In Thousands, Except Per Share Amounts)


                                                                       For the Three Months           For the Nine Months
                                                                             Ended                          Ended
                                                                      -------------------------      ----------------------
                                                                      Sept. 29,       Sept. 30,      Sept, 29,    Sept. 30,
                                                                         1995            1994           1995        1994
                                                                      ---------      ----------       --------    --------
PRIMARY:
Net earnings.......................................................   $300,356        $231,579        $810,427   $855,147
Preferred stock dividends..........................................    (11,771)         (1,718)        (35,625)    (4,594)
                                                                      --------        --------        --------   --------
Net earnings applicable to common stockholders.....................   $288,585        $229,861        $774,802   $850,553
                                                                      ========        ========        ========   ========
Weighted average shares outstanding:
  Common Stock.....................................................    175,620         194,062         177,218    198,353
  Assuming issuance of shares relating to
    employee incentive plans.......................................     20,775          14,968          19,062     15,582
                                                                      --------         -------        --------    -------
Total shares.......................................................    196,395         209,030         196,280    213,935
                                                                      ========        ========        ========    =======
Per common share amounts:
Net earnings.......................................................   $   1.47        $   1.10        $   3.95   $   3.98
                                                                      ========        ========        ========   ========
FULLY DILUTED:
Net earnings.......................................................   $300,356        $231,579        $810,427   $855,147
Preferred stock dividends..........................................    (11,771)         (1,718)        (35,625)    (4,594)
                                                                      --------        --------        --------   --------
Net earnings applicable to common stockholders.....................   $288,585        $229,861        $774,802   $850,553
                                                                      ========        ========        ========   ========
Weighted average shares outstanding:
  Common stock.....................................................    175,620         194,062         177,218    198,353
  Assuming issuance of shares relating to
    employee incentive plans.......................................     21,537          14,968          21,537     15,697
                                                                      --------        --------        --------   --------
Total shares.......................................................    197,157         209,030         198,755    214,050
                                                                      ========        ========        ========   ========
Per common share amounts:
Net earnings......................................................    $   1.46        $   1.10        $   3.90   $   3.97
                                                                      ========        ========        ========   ========

METHOD OF COMPUTATION:  In accordance with Accounting Principles Board Opinion
                        No. 15, the modified treasury stock method was used to calculate per common share earnings.